SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   September 18, 2007

BBN GLOBAL CONSULTING, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	000-51193
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

14 Charlotte drive
Spring Valley, NY 10977
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

845-661-0708
 (ISSUER TELEPHONE NUMBER)

Dr. S. Craig Barton
PO Box 1442
Renton, WA 77057-1442
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

On September 15, 2007 (the “Effective Date”), pursuant to the terms of a Stock Purchase Agreement, Hank Cohn purchased 8,00,000 shares of the issued and outstanding common stock of BBN Global Consulting (the “Company”) from Dr S. Craig Barton, Patricia Barton, and Stefan Burstin, shareholders of the Company, for $650,000 in cash. The total of 8,000,000 shares represents 82% of the outstanding common stock of the Company. Mr. Cohn used his personal funds to purchase the shares of the Company.   As part of the acquisition, and pursuant to the Stock Purchase Agreement, the following changes to the Company’s directors and officers have occurred:

o	As of September 15, 2007, Hank Cohn was appointed to the Board of Directors of the Company.
o	Dr. S. Craig Barton then resigned as a member of the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, and Chairman of the Board, and Secretary,
o
Effective September 15, 2007,  Patricia Barton resigned as a member of the Company’s Board of Directors, Chief Financial Officer, Treasurer and Principal Accounting Officer, effective September 15, 2007.

o	Also as of September 15, 2007, Hank Cohn was appointed as the Company’s President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board, and Secretary.

In connection with the change in control, the Company changed its executive offices to 14 Charlotte Drive,Spring Valley, NY 10977.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Dr. S. Craig Barton resigned as a member of the Company’s Board of Directors effective as of September 18, 2007. Dr. Barton also resigned as the Company’s President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board, and Secretary, effective September 15, 2007. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Hank Cohn was appointed as a member of the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board and Secretary, each as of September 15, 2007. Mr. Cohn  Mr. Cohn is  currently serving as President and Chief Executive Officer of PracticeOne, Inc., an integrated software and services company for physicians. He is also executive Vice President at Galaxy

Ventures, LLC, a closely-held investment fund with a multi-pronged investment strategy concentrating in the areas of bond trading and early stage technology investments. Mr. Cohn acts as Portfolio Manager for investments.  Mr. Cohn is also a member of the Board of Directors of Crystal International Travel Group, Inc. (CINT.OB) and Analytical Surveys, Inc. (ANLT).   Mr. Cohn holds an MBA in finance and investments from Baruch College.

No transactions occurred in the last two years to which the Company was a party in which Mr. Cohn had or is to have a direct or indirect material interest. Mr. Cohn does not have an employment agreement with the Company.

 ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information
Not applicable.
(c)	Exhibits.
	2.1	Stock Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BBN Global Consulting, Inc.

By:	/s/ Hank Cohn
Hank Cohn, President

Dated: September 18, 2007